Exhibit 10.1

UR-ENERGY INC.

AMENDED AND RESTATED STOCK OPTION PLAN 2005

(as amended and restated through April 13, 2017)

1.       PURPOSE OF THE PLAN

1.1 The purpose of the Plan is to attract, retain and motivate persons of training, experience and leadership to the Corporation and its Subsidiaries, including their directors, officers, employees and service providers, and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.       DEFINED TERMS

  Where used herein, the following terms shall have the following meanings, respectively:

2.1       “Board” means the Board of Directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the Corporation;

2.2        “Change of Control” includes:

(a)	the acquisition by any persons acting jointly or in concert (as determined by the Securities Act), whether directly or indirectly, of voting securities of the Corporation that, together with all other voting securities of the Corporation held by such persons, constitute in the aggregate more than 50% of all outstanding voting securities of the Corporation;
(b)	an amalgamation, arrangement or other form of business combination of the Corporation with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;
(c)	the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than in the ordinary course of business of the Corporation or to a Related Entity; or
(d)	any other transaction that is deemed to be a “Change of Control” for the purposes of this Plan by the Board in its sole discretion;

2.3        “Committee” shall have the meaning attributed thereto in Section 3.1 hereof;

2.4       “Control” by a person over a second person means the power to direct, directly or indirectly, the management and policies of the second person by virtue of:

(a)	ownership of or direction over voting securities in the second person;
(b)	a written agreement or indenture;
(c)	being or Controlling the general partner of the second person; or
(d)	being a trustee of the second person;

2.5       “Corporation” means Ur-Energy Inc. and includes any successor corporation thereof;

2.6       “Eligible Person” means:

(a)	any Insider, director, officer or employee of the Corporation or any Subsidiary, or any other Service Provider (an “Eligible Individual”); or
(b)	a corporation controlled by an Eligible Individual, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Individual (an “Employee Corporation”);

2.7       “Insider” means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary, and includes any associate, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of any such insider;

2.8       “ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the US Code;

2.9       “Market Price” at any date in respect of the Shares means the closing price of such Shares on the TSX (or, if such Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Shares are listed or posted or, if such Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Committee or, in accordance with Section 5.5 hereof) on the immediately preceding Trading Day;

2.10       “Option” means an option to purchase Shares granted to an Eligible Person under the Plan;

2.11       “Option Price” means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;

2.12       “Optioned Shares” means the Shares issuable pursuant to an exercise of Options;

2.13       “Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option;

2.14       “Plan” means this Amended and Restated Stock Option Plan, as the same may be further amended or varied from time to time;

2.15       “Related Entity” means, for the Corporation, a person that Controls or is Controlled by the Corporation or that is Controlled by the same person that controls the Corporation;

2.16       “Service Provider” means any person or company engaged as an independent contractor or otherwise to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

2.17       “Shares” means the Common Shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.18 “Subsidiary” means any corporation which is a subsidiary, as such term is defined in Subsection 1(2) of the Canada Business Corporations Act, of the Corporation;

2.19       “Trading Day” means the any business day on which the Shares are listed or posted for trading on the TSX or on a recognized stock exchange or on the over-the-counter market, as applicable, whether or not there are any transactions in Shares on such date;

2.20       “TSX” means the Toronto Stock Exchange; and

2.21       “US Code” means the U.S. Internal Revenue Code of 1986, as amended.

3.       ADMINISTRATION OF THE PLAN

3.1       The Plan shall be administered by the Board or, if determined by the Board, by the Board with the assistance of the compensation committee (the “Committee”) of the Board.

3.2       The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b) to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c) to determine the number of Shares covered by each Option;

(d) to determine the Option Price of each Option;

(e) to determine the time or times when Options will be granted and exercisable;

(f) to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

(g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options, including whether any Option will be designated as an ISO.

3.3       The Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

(a) represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

(b) agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement on certificate representing the Shares making appropriate reference to such restrictions; and

(c) agreed to indemnify the Corporation in connection with the foregoing.

3.4       Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

3.5       The Chief Executive Officer of the Corporation may grant Options, in the context of non- executive employment or consulting arrangements, from time to time between the dates of meetings of the Board in the amount of up to 100,000 Shares in aggregate and upon the reporting from time to time of the grant of such Options to the Board, the amount available for such grants by the Chief Executive Officer shall be restored to the full amount of 100,000 Shares.

4.       SHARES SUBJECT TO THE PLAN

4.1        Subject to adjustment as provided in Article 8 hereof, the Shares to be offered under the Plan shall consist of the Corporation’s authorized but unissued common shares. The aggregate number of Shares issuable upon the exercise of all options granted under the Plan, combined with the aggregate number of Shares issuable in respect of the restricted share units outstanding under the Ur-Energy Inc. Restricted Share Unit Plan, shall not exceed 10% of the issued and outstanding shares of the Corporation as at the date of grant of each Option under the Plan. If any Option granted hereunder shall expire or terminate for any reason in accordance with the terms of the Plan without being exercised, the un-purchased Shares subject thereto shall again be available for the purpose of this Plan. Shares withheld pursuant to Section 7.4 in respect of satisfaction of tax withholding obligations shall not be deemed to have been issued or to be outstanding Shares of the Corporation for purposes of determining the number of Shares issuable pursuant to this Plan.

5.       ELIGIBILITY; GRANT; TERMS OF OPTIONS

5.1       Options may be granted to any Eligible Person in accordance with Section 5.2 hereof.

5.2       Options may be granted by the Corporation pursuant to the recommendations of the Committee from time to time provided and to the extent that such decisions are approved by the Board.

5.3       Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Committee.

5.4       In the event that no specific determination is made by the Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a) the period during which an Option shall be exercisable shall be five years from the date the Option is granted to the Optionee; and

(b) the Optionee may exercise the Option for not more than one-third of the Shares covered by the Option one year after the date of grant, as to not more than an additional one-third two years after the date of grant, and as to the final one-third three years after the date of grant, subject to the right of the Board to determine at the time of grant that a particular Option will be exercisable in whole or in part on different dates (provided, that in the case of an ISO granted to an individual who owns shares possessing more that 10% of the total combined voting power of all classes of shares of the Corporation or any of its subsidiaries, the option period shall not be for a period of more than five years measured from the date of grant of the ISO) and to determine at any time after the date of grant that a particular Option will be exercisable in whole or in part on earlier dates for any reason, including the occurrence of a proposal by the Corporation or any other person to implement a transaction that would, if implemented, result in a Change of Control. Notwithstanding the foregoing, in no event shall more that five percent of the Shares available for issuance hereunder have a stated vesting/exercisability schedule of less than one year from the date of grant of such Option.

5.5        Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Committee (or 110% of the Market Price on the date of grant in the case of an ISO granted to an individual who owns shares possessing more that 10% of the total combined voting power of all classes of shares of the Corporation or any of its subsidiaries,). Notwithstanding the foregoing, in the event that the Shares are not listed on any stock exchange on the date on which the grant of an Option is approved by the Committee, the Option Price for such Option shall be determined by the Committee and shall be deemed to be the Market Price; provided further, that in the case of a determination by the Committee, the Committee shall determine the fair market value of a Share in accordance with Treasury Regulations Section 1.409A-1(b)(5)(iv)(B). If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.

5.6       No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed five percent of the issued and outstanding Shares.

5.7       An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.8        No Options shall be granted to an Optionee if such grant could result, at any time, in:

(a) the number of Shares reserved for issuance pursuant to Options or other stock options granted to Insiders exceeding 10% of the issued and outstanding Shares;

(b) the issuance to Insiders, within a one-year period, of a number of Shares exceeding 10% of the issued and outstanding Shares; or

(c) the issuance to any one Insider and such Insider’s associates, within a one-year period, of a number of Shares exceeding five percent of the issued and outstanding Shares.

For the purposes of this Section 5.8, the phrase “issued and outstanding Shares” excludes any Shares issued pursuant to the Plan or other stock options, stock option plans, employee stock purchase plans or other compensation or incentive mechanisms, over a preceding one-year period and “associate” means any person associated with such Insider.

5.9       The maximum number of Shares that may be issued under the Plan pursuant to ISOs shall be 14,000,000. The maximum number of Shares that may be covered by Options granted to any Optionee in any single calendar year shall not exceed 7,000,000 Shares. The foregoing limits shall be adjusted by the Board or the Committee, as applicable, in respect of the events set forth in Section 8, below.

5.10       The terms of any ISO granted under the Plan shall be intended to comply in all respects with the provisions of Section 422 of the US Code. ISOs may only be granted to Eligible Persons who are employees of the Corporation or employees of any parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) of the Corporation. ISOs shall not be granted more than ten years after the earlier of the adoption of this amendment and restatement of the Plan or the approval of this amendment and restatement of the Plan by the Corporation’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Market Price of Shares subject to an ISO and the aggregate market Price of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) subject to any other incentive stock options of the Corporation or a parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) that are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the US Code, such excess shall be treated as non-qualified options in accordance with the US Code. As used in the previous sentence, Market Price shall be determined as of the date the ISO is granted. If an Optionee shall make any disposition of Shares issued pursuant to an ISO under the circumstances described in Section 421(b) of the US Code (relating to disqualifying dispositions), the Optionee shall notify the Corporation of such disposition.

6.       TERMINATION OF EMPLOYMENT; DEATH

6.1       Subject to (i) the provisions of this Article 6, (ii) any express resolutions passed by the Committee or Board, or (iii) any provisions specifically included in employment agreements or other written arrangement with Eligible Persons, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

6.2       If, before the expiry of an Option in accordance with the terms thereof, an Optionee shall cease to be an Eligible Person (an “Event of Termination”) for any reason other than termination for “cause” of his or her employment with the Corporation or any Subsidiary, or except as set out in Section 6.7, then the Optionee may:

(a) exercise the Option to the extent that he or she was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, a date three (3) months following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b) with the prior written consent of the Board or the Committee, which consent may be withheld in the Corporation’s sole discretion, exercise a further Option at any time up to and including, but not after, a date three (3) months following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier, to purchase all or any of the Optioned Shares as the Board or the Committee may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase pursuant to the Option had the Optionee’s status as an Eligible Person been maintained for the term of the Option.

6.3       If an Optionee dies before the expiry of an Option in accordance with the terms thereof, the Optionee’s legal representative(s) may, subject to the terms of the Option and the Plan:

(a) exercise the Option to the extent that the Optionee was entitled to do so at the date of his or her death at any time up to and including, but not after, a date one year following the date of death of the Optionee, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b) with the prior written consent of the Board or the Committee, exercise at any time up to and including, but not after, a date one year following the date of death of the Optionee, a further Option to purchase all or any of the Optioned Shares as the Board or the Committee may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase had the Optionee survived.

6.4       For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5       For the purposes of this Article 6, a determination by the Corporation that an Optionee was discharged for “cause” shall be binding on the Optionee; provided, however, that such determination shall not be conclusive of the Optionee’s potential entitlement to damages for the loss of the right to exercise an Option in the event that a court of competent jurisdiction ultimately determines that the discharge was without “cause”.

6.6       If the Optionee is an Employee Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Employee Corporation.

6.7       Notwithstanding the provisions of this Article 6:

(a) all vested Options held by an officer of the Corporation, as designated by the Board of the Corporation (a “Designated Officer”), provided such person has been a Designated Officer for at least one year, will expire on the expiration date identified at the time of grant of the Option and all unvested Options will expire upon the date of termination whether as a result of resignation or termination by the Corporation without cause;

(b) all vested Options held by a director on the Board of the Corporation, provided such person has been a director for at least one year, whether as a result of appointment or election to the Board, will expire on the expiration date identified at the time of grant of the Option and all unvested Options will expire on the date of termination whether as a result of resignation or failure to be re-elected to the Board; and

(c) nothing in this Section 6.7 will be construed as extending an Option beyond the expiration date identified at the time of grant of the Option and in accordance with the Plan.

7.       EXERCISE OF OPTIONS

7.1       Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash, check, or other lawful form of consideration approved by the Corporation of the Option Price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2       Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b) the administration of such Shares to listing on any stock exchange on which the Shares may then be listed;

(c) the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction;

(d) the Optionee making arrangements satisfactory to the Corporation to cover all required tax withholdings; and

(e) the satisfaction of any conditions on exercise prescribed pursuant to Section 3.4 hereof,

in this connection the Corporation shall, to the extent necessary, take all commercially reasonable steps to obtain such approvals, registrations, and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Share are then listed.

7.3       Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee may from time to time determine as provided for under Subsection 3.2(g), provided that the substance of Article 5 be included therein.

7.4       The Corporation is authorized to perform all tax withholdings required in respect of any Option granted hereunder. The Board or the Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, which may include any legal consideration the Board or the Committee deems appropriate. Any determination to allow an Optionee who is subject to Rule 16b-3 promulgated under the Securities Exchange Act of 2914, as amended to pay taxes with Shares through net settlement or previously owned Shares shall be approved by either a committee made up of solely two or more outside directors or by the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Market Price on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Corporation with respect to such Option, as determined by the Board or the Committee.

8.       CERTAIN ADJUSTMENTS

8.1       In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.2       In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.3       Subject to the provisions of Article 9, if at any time after the grant of any Option to an Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 8.1 and 8.2 or the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”) or, the Corporation shall pay a stock dividend (other than any dividends in the ordinary course), the Optionee shall be entitled to receive only upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate the number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or as a result of such consolidation, merger, amalgamation, or stock dividend, if on the record date of such reclassification, reorganization, other change or stock dividend, or the record date of such consolidation, merger or amalgamation or dividend payment, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.4       Notwithstanding any other provision herein, in the event of a Change of Control all Options, whether vested or unvested, will become fully vested and exercisable immediately prior to the date of a Change of Control without notice to Optionees.

8.5 In the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Committee in its sole discretion. Any adjustment to the Option Price pursuant to this Section 8.5 shall be made only to the extent that such adjustment will not cause the Option to be nonqualified deferred compensation within the meaning of the US Code Section 409A and the U.S. Treasury Regulations promulgated thereunder.

9.       AMENDMENT OR DISCONTINUANCE OF THE PLAN

9.1       Subject to applicable regulatory requirements and except as provided herein, the Board may, in its sole and absolute discretion and without shareholder approval, amend, suspend, terminate or discontinue the Plan and may amend the terms and conditions of Options granted pursuant to the Plan. Provided, however, that if the Board wishes to increase the maximum percentage in Section 4.1 hereof or extend the Option period or reduce the Option Price of Options granted to Insiders of the Corporation pursuant to the Plan, shareholder approval will be required.

9.2       Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval:

(a) amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including the rules of the TSX, in place from time to time;

(b) amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(c) amendments to the provisions of the Plan respecting the terms and conditions on which options may be granted pursuant to the Plan, including the provisions relating to the option price, the option period and the vesting schedule; and

(d) amendments to the Plan that are of a “housekeeping” nature.

9.3       Without limiting the generality of the foregoing, the Board may amend the Option Price, the option period, the vesting schedule and the termination provisions of Options granted pursuant to the Plan, without shareholder approval. Provided, however, that. if the Board proposes to reduce the Option Price or extend the option period of options granted to Insiders of the Corporation pursuant to the Plan, such amendments will require shareholder approval.

10.       MISCELLANEOUS PROVISIONS

10.1       An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.2       Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Subsidiary, or affect in any way the right of the Corporation or any Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which he or she would be normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3       Notwithstanding Section 5.8 hereof, Options may be transferred or assigned between an Eligible Individual and the related Employee Corporation provided the assignor delivers notice to the Corporation prior to the assignment.

10.4       The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.5       With respect to any Optionee, this Plan, any Option, and any Option award are intended to be rights that do not provide for the deferral of compensation subject to US Code Section 409A by means of complying with U.S. Treasury Regulations Section 1.409A- 1(b)(5) or to otherwise be exempt from US Code Section 409A. This Plan, any Option, and any Option award shall be interpreted and administered in a manner so as to avoid the imposition of additional tax, interest, or other sanction on any Optionee pursuant to US Code Section 409A.

11.       SHAREHOLDER AND REGULATORY APPROVAL

11.1       The Plan shall be subject to acceptance by the TSX and any other relevant regulatory authority. Any Options granted prior to such acceptance shall be conditional upon such acceptance being given and no such Options may be exercised unless and until such acceptance are given.